                                                                    EXHIBIT 99.3

                           PLASTIC CONTAINERS, INC.

                             OFFER TO EXCHANGE ITS
            10% SENIOR SECURED NOTES DUE 2006, SERIES B, WHICH HAVE
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                      FOR ANY AND ALL OF ITS OUTSTANDING
                 10% SENIOR SECURED NOTES DUE 2006, SERIES A,
                       WHICH HAVE NOT BEEN SO REGISTERED

To Our Clients:

  Enclosed for your consideration are the Prospectus dated April 24, 1997 (the "Prospectus") and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") issued in connection with the offer by Plastic Containers, Inc., a Delaware corporation (the "Company"), to exchange its 10% Senior Secured Notes due 2006, Series B (the "New Notes") for any and all of its outstanding 10% Senior Secured Notes due 2006, Series A (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

  The Exchange Offer is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of your Old Notes pursuant to the Exchange Offer may only be made by the registered holder of such Old Notes (us or The Depository Trust Company) and pursuant to your instructions. Therefore, please contact us promptly if you wish to tender your Old Notes in the Exchange Offer. THE ENCLOSED LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.

  We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

  Your attention is directed to the following:

    1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. The New Notes will bear interest from the Expiration Date, and interest on the Old Notes accepted for exchange will cease to accrue on the Expiration Date. Holders of Old Notes that are accepted for exchange will receive accrued interest thereon at the rate of 10% per annum through the Expiration Date, which interest will be payable in cash on June 15, 1997, with the first interest payment on the New Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), whereas the Old Notes were not. Accordingly, the New Notes will not in general be subject to the restrictions on resale applicable to the Old Notes.

    2. Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to persons other than the Company, management of the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may in general be offered for resale, resold and otherwise transferred by any holder thereof without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. In addition, any tendering holder which is a broker-dealer and which, having made certain representations in the Letter of Transmittal, receives New Notes may be deemed to be an "underwriter" with respect to such New Notes and in connection with any resale of such New Notes must comply with the prospectus delivery requirements of the Securities Act (for which purpose the Prospectus, as amended or supplemented from time to time, may be used as the required prospectus). See "The Exchange Offer--Purpose and Effect of the Exchange Offer" in the Prospectus.

    3. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

    4. Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept any Old Notes tendered in the Exchange Offer, and may terminate or amend the Exchange Offer before the acceptance of such Old Notes, if any legal or governmental action, any law, statute, rule or regulation or any interpretation thereof by the staff of the Commission might, in the Company's sole judgment, prohibit the Exchange Offer or otherwise materially impair the ability of the Company to proceed with the Exchange Offer.

    5. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date if such Old Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

    6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 to the Letter of Transmittal.

    7. The Exchange Offer does not provide a procedure for holders to tender by means of guaranteed delivery.

  If you wish to have us tender any or all of your Old Notes, please so instruct us by completing and returning to us the instruction form attached hereto. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITY LAW.

                           PLASTIC CONTAINERS, INC.

                             OFFER TO EXCHANGE ITS
            10% SENIOR SECURED NOTES DUE 2006, SERIES B, WHICH HAVE
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                      FOR ANY AND ALL OF ITS OUTSTANDING
                 10% SENIOR SECURED NOTES DUE 2006, SERIES A,
                       WHICH HAVE NOT BEEN SO REGISTERED

  The undersigned acknowledges receipt of the Prospectus dated April 24, 1997 (the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") in connection with the offer by Plastic Containers, Inc., a Delaware corporation (the "Company"), to exchange its 10% Senior Secured Notes due 2006, Series B (the "New Notes") for any and all of its outstanding 10% Senior Secured Notes due 2006, Series A (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

  You are hereby instructed to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal. By signing below, the undersigned will be deemed to have executed and delivered to the Company the Letter of Transmittal, and thus agrees to be bound by all the terms thereof and makes all the representations of a tendering holder set forth therein.


                                   SIGN HERE
           --------------------------------------------------------
           --------------------------------------------------------
                                 SIGNATURE(S)

           Principal Amount of Old Notes to be Tendered:* $ _______
           --------------------------------------------------------
           --------------------------------------------------------
                        NAME(S) (PLEASE TYPE OR PRINT)
           --------------------------------------------------------
                                    ADDRESS
           --------------------------------------------------------
                                   ZIP CODE
           --------------------------------------------------------
                          AREA CODE AND TELEPHONE NO.

           Date:           , 1997
           ----------------
           * Unless otherwise indicated, it will be assumed that all the Old Notes listed are to be tendered.


                                       3